Exhibit 99.1

May 30, 2012

LFBG – Update

Dear Shareholders, Vendors and Customers,

After much consideration, I have chosen to pursue new job opportunities elsewhere and our Board of Directors will consider any qualified candidates to become our next CEO.

I remain as committed to LFBG’s mission as ever, but I no longer have the resources to continue in a full-time capacity, considering LFBG’s latest difficulties.

LFBG was founded more than 10 years ago and has become the world’s leading publisher of inspirational video games. In this same time, many companies have come and gone attempting to succeed in this same new market-niche. In 2011, LFBG released more new products in one year than in all previous 10 years combined. However, it has become apparent that new leadership is needed at this time to pursue sustained profitability for all concerned.

Qualified candidates can apply for the new CEO position at: http://www.lbgames.com/Careers.php (Careers with a capital “C”).

To those who have entered into direct agreements with LFBG in the past several years, please understand that the Board still intends to honor such agreements to the best of its ability.

/s/ Troy A. Lyndon
Chief Executive Officer
Left Behind Games Inc., dba Inspired Media Entertainment

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.